                                                                     EXHIBIT 4.1

- --------------------------------------------------------------------------------




                                 AMRESCO, INC.

                                   AS ISSUER

                                       TO

                                 COMERICA BANK

                                   AS TRUSTEE


                              --------------------

                                  SENIOR NOTES

                              --------------------

                                   INDENTURE

                            DATED AS OF JULY 1, 1996




- --------------------------------------------------------------------------------

                                 AMRESCO, INC.

         Reconciliation and tie between Trust Indenture Act of 1939 and
                      Indenture, dated as of July 1, 1996

Trust Indenture
Act Section                                                                                   Indenture Section
- -----------                                                                                   -----------------
   Section 310(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  609

              (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  609
              (a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
              (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
              (a)(5) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  609
                 (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  608,610
         Section 311 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  613
      Section 312(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  701, 701(a)
                 (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  701(b)
                 (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  701(c)
         Section 313 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  702
      Section 314(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  703
                 (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
              (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102
              (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102
              (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
                 (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
                 (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102
      Section 315(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  601

                 (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  602
                 (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  601
                 (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  601
                 (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  514
Section 316(a)(1)(A) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  512
           (a)(1)(B) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  513
              (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
                 (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  508
           317(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  503
              (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  504
                 (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1003
     Section  318(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  107


         Note:  This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

                               TABLE OF CONTENTS

                                                                                                                     Page
RECITALS OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE ONE               DEFINITIONS AND OTHER PROVISIONS OF
                          GENERAL APPLICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         SECTION 101.     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         SECTION 102.     Compliance Certificates and Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 103.     Form of Documents Delivered to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 104.     Acts of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 105.     Notices, Etc., to Trustee and Company . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 106.     Notice to Holders; Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 107.     Compliance with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 108.     Effect of Headings and Table of Contents  . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 109.     Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 110.     Separability Clause . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 111.     Benefits of Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 112.     Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 113.     Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE TWO               SECURITY FORMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 201.     Forms Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 202.     Form of Trustee's Certificate of Authentication . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 203.     Form of Legend for Global Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE THREE             THE SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 301.     Amount Unlimited; Issuable in Series  . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 302.     Denominations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 303.     Execution, Authentication, Delivery and Dating  . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 304.     Temporary Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 305.     Registration, Registration of Transfer and Exchange;
                           Paying Agent and Place of Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 306.     Mutilated, Destroyed, Lost and Stolen Securities  . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 307.     Payment of Interest; Interest Rights Preserved  . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 308.     Persons Deemed Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 309.     Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 310.     Computation of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 311.     Maximum Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE FOUR              SATISFACTION AND DISCHARGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 401.     Satisfaction and Discharge of Indenture . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 402.     Application of Trust Money  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 403.     Defeasance and Discharge of Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE FIVE              REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 501.     Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 502.     Acceleration of Maturity; Rescission and
                           Annulment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 503.     Collection of Indebtedness and Suits for
                           Enforcement by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 504.     Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 505.     Trustee May Enforce Claims Without Possession
                           of Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION 506.     Application of Money Collected  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION 507.     Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 508.     Unconditional Right of Holders to Receive Principal,
                           Premium and Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 509.     Restoration of Rights and Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 510.     Rights and Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 511.     Delay or Omission Not Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 512.     Control by Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 513.     Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         SECTION 514.     Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         SECTION 515.     Waiver of Stay or Extension Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

ARTICLE SIX               THE TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 601.     Certain Duties and Responsibilities . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 602.     Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 603.     Certain Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         SECTION 604.     Not Responsible for Recitals or Issuance of
                           Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 605.     May Hold Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 606.     Money Held in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 607.     Compensation and Reimbursement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 608.     Disqualification; Conflicting Interests . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 609.     Corporate Trustee Required; Eligibility . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 610.     Resignation and Removal; Appointment of
                           Successor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         SECTION 611.     Acceptance of Appointment by Successor  . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 612.     Merger, Conversion, Consolidation or Succession
                           to Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 613.     Preferential Collection of Claims Against Company . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 614.     Appointment of Authenticating Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

ARTICLE SEVEN             HOLDERS' LISTS AND REPORTS BY TRUSTEE
                          AND COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 701.     Preservation of Information; Communications to
                           Holders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 702.     Reports by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 703.     Reports by Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

ARTICLE EIGHT             CONSOLIDATION, MERGER, CONVEYANCE,
                          TRANSFER OR LEASE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         SECTION 801.     Company May Consolidate, Etc.  Only on Certain
                           Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         SECTION 802.     Successor Substituted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

ARTICLE NINE              SUPPLEMENTAL INDENTURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         SECTION 901.     Supplemental Indentures Without Consent of
                            Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         SECTION 902.     Supplemental Indentures With Consent of Holders . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 903.     Execution of Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 904.     Effect of Supplemental Indentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 905.     Conformity with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 906.     Reference in Securities to Supplemental Indentures  . . . . . . . . . . . . . . . . . . . .  58
         SECTION 907.     Notice of Supplemental Indentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

ARTICLE TEN               COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 1001.    Payment of Principal, Premium and Interest  . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 1002.    Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         SECTION 1003.    Money for Securities Payments to Be Held in Trust . . . . . . . . . . . . . . . . . . . . .  59
         SECTION 1004.    Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 1005.    Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 1006.    Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 1007.    Payment of Taxes and Other Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 1008.    Books and Records.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 1009.    Defeasance of Certain Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 1010.    Statement by Officers as to Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         SECTION 1011.    Waiver of Certain Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 1012.    Exceptions to Covenants.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

ARTICLE ELEVEN            REDEMPTION OF SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 1101.    Applicability of Article  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 1102.    Election to Redeem; Notice to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         SECTION 1103.    Selection by Trustee of Securities to Be Redeemed . . . . . . . . . . . . . . . . . . . . .  65
         SECTION 1104.    Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         SECTION 1105.    Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         SECTION 1106.    Securities Payable on Redemption Date . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         SECTION 1107.    Securities Redeemed in Part . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

ARTICLE TWELVE            SINKING FUNDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         SECTION 1201.    Applicability of Article  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         SECTION 1202.    Satisfaction of Sinking Fund Payments with
                           Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION 1203.    Redemption of Securities for Sinking Fund . . . . . . . . . . . . . . . . . . . . . . . . .  68

ARTICLE THIRTEEN          REPURCHASE OF SECURITIES AT OPTION OF
                          HOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION 1301.    Applicability of Article  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION 1302.    Notice of Repurchase Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         SECTION 1303.    Deposit of Repurchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         SECTION 1304.    Securities Payable on Repurchase Date . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         SECTION 1305.    Securities Repurchased in Part  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

ARTICLE FOURTEEN          CORPORATE OBLIGATION ONLY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         SECTION 1401.    Indenture and Securities Solely Corporate
                           Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

         INDENTURE, dated as of July 1, 1996 between AMRESCO, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having executive offices located at 1845 Woodall Rodgers Freeway, Suite 1700, Dallas, Texas 75201, and Comerica Bank, a Michigan banking corporation, as Trustee (herein called the "Trustee"), having its principal office at 411 West Lafayette, Detroit, Michigan 48226.

                            RECITALS OF THE COMPANY

         The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the "Securities"), to be issued in one or more series as herein provided.

         All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

         This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder that are required to be part of this Indenture and, to the extent applicable, shall be governed by such provisions.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof (including holders from time to time of the Securities of any series held through a Holder which is a Depositary (as defined herein)), as follows:

                                  ARTICLE ONE
            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101.     Definitions.

         For all purposes hereof, except as otherwise expressly provided or unless the context otherwise requires:

                 (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                 (2) all other terms used herein which are defined in the Trust Indenture Act or by Commission rule or regulation under the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                 (3) any gender used herein shall be deemed and construed to include correlative words of the masculine, feminine or neuter gender;

                 (4) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP and, except as otherwise herein expressly provided, GAAP with respect to any computation required or permitted hereunder shall mean GAAP at the date of such computation;

                 (5) the words "herein", "hereof' and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                 (6) the word "or" is always used inclusively (for example, the phrase "A or B or both," not "either A or B but not both").

         Certain terms, used principally in Article Six, are defined in that Article.

         "Act", when used with respect to any Holder, has the meaning specified in Section 104.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities of one or more series.

         "Board of Directors" means either the board of directors of the Company or any duly authorized (generally or in any particular respect) committee appointed by that board.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification. Where any provision hereof refers to action to be taken pursuant to a Board Resolution (including establishment of any series of the Securities and the forms and terms thereof), such action may be taken by any committee, officer or employee of the Company authorized to take such action (generally or in any particular respect) by a Board Resolution.

         "Business Day", when used with respect to any Place of Payment or other location, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions generally in that Place of Payment or other location are authorized or obligated by law or executive order to close, unless otherwise specified in a form of Security.

         "Capital Lease Obligation" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property, which obligations are required to be classified and accounted for as capital lease obligations on the balance sheet of such Person under GAAP, and the amount of such obligations at the time any determination thereof is to be made for purposes hereof shall be the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Company" means the Person named as the "Company" in the first paragraph hereof until a successor corporation shall have become such pursuant to the applicable provisions hereof, and thereafter "Company" shall mean such successor corporation, and any other obligor upon the Securities.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President, its Chief Executive Officer, its Chief Operating Officer, its Chief Financial Officer, a Vice President, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, or by any other officer of the Company authorized to sign by Board Resolution, and delivered to the Trustee.

         "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which at the date of original execution hereof is 411 West Lafayette, Detroit, Michigan 48226.

         "Corporation" includes corporations, associations, companies, joint stock companies, limited liability companies or business trusts.

         "Credit Enhancement Facility" means any document, instrument or agreement entered into by any Person for the purpose of providing credit support for Securitization Transactions and Warehouse Facilities.

         "Defaulted Interest" has the meaning specified in Section 307.

         "Depositary" means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the clearing agency registered under the Exchange Act, specified for that purpose as contemplated by Section 301 or any successor clearing agency registered under the Exchange Act as contemplated by Section 305, and if at any time there is more than one such Person, "Depositary" as used with respect to the Securities of any series shall mean the Depositary with respect to the Securities of such series.

         "Event of Default" has the meaning specified in Section 501.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Funded Debt" means any of the following obligations of the Company or any Subsidiary which by its terms matures at or is extendable or renewable at the sole option of the obligor without requiring the consent of the obligee to a date more than 360 days after the date of the creation or incurrence of such obligation: (i) any obligations, contingent or otherwise, for borrowed money or for the deferred purchase price of property, assets, securities or services (including, without limitation, any interest accruing subsequent to an event of default), (ii) all obligations (including the Debt Securities) evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), except any such obligation that constitutes a trade payable and an accrued liability arising in the ordinary course of business, if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet prepared in accordance with generally accepted accounting principles, (iv) all Capital Lease Obligations, (v) liabilities of the Company actually due and payable under banker's acceptances or letters of credit, (vi) all indebtedness of the type referred to in clause (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien upon or security interest in property of the Company or any Subsidiary (including, without limitation, accounts and contract rights), even though the Company or any Subsidiary has not assumed or become liable for the payment of such indebtedness and (vii) any guarantee or endorsement (other than for collection or deposit in the ordinary course of business) or discount with recourse of, or other agreement, contingent or otherwise, to purchase, repurchase, or otherwise acquire, to supply, or advance funds or become liable with respect to, any indebtedness or any obligation of the type referred to in any of the foregoing clauses (i) through (vi), regardless of whether such obligation would appear on a balance sheet.

         "GAAP" means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board in effect from time to time.

         "Global Security" means a Security bearing the legend specified in
Section 203 evidencing all or part of a series of Securities, issued to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee.

         "Holder" means a Person in whose name a Security is registered in the Security Register.

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 301; provided, however, that, if at any time more than one Person is acting as Trustee under this instrument due to the appointment of one or more separate Trustees for any one or more separate series of Securities pursuant to Section 610(f), "Indenture" shall mean, with respect to such series of Securities for which any such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities for which such Person is Trustee established as contemplated by
Section 301, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

         "Interest", when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

         "Interest Payment Date", when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

         "Material Subsidiary" means Holliday Fenoglio, Inc., AMRESCO Management, Inc., AMRESCO Residential Mortgage Corporation, AMRESCO Advisors, Inc., AMRESCO Residential Credit Corporation, AMRESCO Capital Corporation, AMRESCO New England, Inc., Oak Cliff Financial, Inc. and any other Subsidiary whose assets or revenues comprise at least five percent (5%) of the assets or revenues of the Company and the Subsidiaries on a consolidated basis as of the end of, or for the, Company's most recently completed fiscal quarter, as determined from time to time.

         "Maturity", when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, notice of option to elect repayment or otherwise.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President, the Chief Executive Officer or a Vice President of the Company, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, that complies with Section 314(e) of the Trust Indenture Act and is delivered to the Trustee.

         "Opinion of Counsel" means a written opinion of counsel, who may be an employee of or counsel for the Company or other counsel who shall be reasonably acceptable to the Trustee, that complies with Section 314(e) of the Trust Indenture Act.

         "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

         "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered hereunder, except:

                 (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                 (ii) Securities or any portion thereof for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                 (iii) any Security with respect to which the Company has effected defeasance pursuant to clauses (1)(B)) and (3) of Section 401; and

                 (iv) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant hereto, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether a quorum is present at a meeting of Holders of Securities, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 502, (ii) the principal amount of a Security denominated in one or more foreign currencies or currency units that shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined in the manner provided as contemplated by Section 301 as of the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent, determined as of the date of original issuance of such Security, of the amount determined as provided in (i) above) of such Security as determined by the Company pursuant to Section 301, and (iii) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

         "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) and/or interest on any Securities on behalf of the Company.

         "Periodic Offering" means an offering of Securities of a series from time to time the specific terms of which Securities, including without limitation the rate or rates of interest (or formula for determining the rate or rates of interest), if any, thereon, the Stated Maturity or Maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents upon the issuance of such Securities.

         "Person" means any individual, Corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Place of Payment", when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any) and/or interest on the Securities of that series are payable.

         "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security, and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

         "Redemption Date", when used with respect to any Security or portion thereof to be redeemed, means the date fixed for such redemption pursuant hereto.

         "Redemption Price", when used with respect to any Security or portion thereof to be redeemed, means the price at which it is to be redeemed pursuant hereto plus premium, if any, and accrued interest.

         "Regular Record Date" for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

         "Responsible Officer", when used with respect to the Trustee, means any officer of the Trustee assigned by it to administer its corporate trust matters.

         "Repurchase Date", when used with respect to any Security or portion thereof to be repurchased, means the date fixed for such repurchase pursuant hereto.

         "Repurchase Price", when used with respect to any Security or portion thereof to be repurchased, means the price at which it is to be repurchased pursuant hereto plus premium, if any, and accrued interest.

         "Securities" has the meaning stated in the first recital hereof and more particularly means any Securities authenticated and delivered hereunder; provided, however, that if at any time there is more than one Person acting as Trustee hereunder, "Securities" with respect hereof as to which such Person is Trustee shall have the meaning stated in the first recital hereof and shall more particularly mean Securities authenticated and delivered hereunder, exclusive, however, of Securities of any series as to which such Person is not Trustee.

         "Securitization Transaction" means a public or private transfer of installment sales contracts, loans, leases or other receivables by which the Company directly or indirectly securities a pool of specified installment sales contracts, loans, leases or other receivables.

         "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

         "Senior Debt" means the principal amount of, and interest on and all other amounts due on or in connection with (1) Funded Debt whether outstanding on the date of execution of the Indenture or thereafter created or incurred, unless it is provided in the appropriate instrument that such Funded Debt is subordinated to any other Funded Debt and (2) renewals, extensions and refundings of any such indebtedness.

         "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

         "Stated Maturity", when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

         "Subsidiary" means, with respect to any Person, (i) any Corporation of which at the time of determination more than 50% of the shares of Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

         "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Act or provision, as the case may be, as amended or replaced from time to time or as supplemented from time to time by rules or regulations adopted by the Commission under or in furtherance of the purposes of such Act or provision, as the case may be.

         "Trustee" means the Person named as the "Trustee" in the first paragraph hereof until a successor Trustee shall have become such pursuant to the applicable provisions hereof, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

         "U.S. Government Obligations" means direct obligations of the United States of America, or any Person controlled or supervised by and acting as an agency or instrumentality of such government, in each case where the payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by such government and which are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of or other amount with respect to the U.S. Government Obligation evidenced by such depository receipt.

         "Vice President", when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

         "Voting Stock", when used with respect to a Corporation, means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Corporation (irrespective of whether at the time stock or securities of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

SECTION 102.     Compliance Certificates and Opinions.

         Upon any application or request by the Company to the Trustee to take any action under any provision hereof, the Company shall furnish to the Trustee, if so requested by the Trustee, an Officers' Certificate stating that all conditions precedent, if any, provided for herein relating to the proposed action have been complied with and, if so requested by the Trustee, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for herein shall include:

                 (1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion whether such covenant or condition has been complied with; and

                 (4) a statement whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.     Form of Documents Delivered to Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of any officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate, opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel or representation of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any certificate or opinion of counsel may be stated to be based on the certificates or opinions of other counsel, in which event it shall be accompanied by a copy of such other certificates or opinions.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments hereunder or any Security, they may, but need not, be consolidated and form one instrument.

SECTION 104.     Acts of Holders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders (including Persons who hold their Securities through a Holder which is a Depositary) in person or by an agent duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose hereof and (subject to Section 601) conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section.

         Without limiting the generality of the foregoing, a Holder, including a Depositary that is a Holder of a Global Security, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted hereby to be made, given or taken by the Holders, and a Depositary that is a Holder of a Global Security may provide its proxy or proxies to the beneficial owners of interests in any such Global Security through such Depositary's standing instructions and customary practices.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine, provided that, in any instance, the Trustee may require further proof with respect to any matter referred to in this Section.

         (c) The ownership, principal amount and serial numbers of Securities held by any Person, and the date of commencement and the date of the termination of holding the same, shall be proved conclusively by the Security Register.

         (d) The Company may fix any day as the record date for the purpose of determining the Holders (including Persons who hold Securities through a Holder which is a Depositary) of Securities of any series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders of Securities of such series. If not set by the Company prior to the first solicitation of a Holder of Securities of such series made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date for action to be taken by the Holders (including Persons who hold Securities through a Holder which is a Depositary) of one or more series of Securities, only the Holders of Securities of such series on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

         With regard to any action that may be given or taken hereunder only by Holders (including Persons who hold their Securities through a Holder which is a Depositary) of a requisite principal amount of Outstanding Securities of any series (or their duly appointed agents) and for which a record date is set pursuant to this subsection (d), the Company may, at its option, set an expiration date after which no such action purported to be given or taken by any Holder shall be effective hereunder unless given or taken on or prior to such expiration date by Holders (including Persons who hold Securities through a Holder which is a Depositary) of the requisite principal amount of Outstanding Securities of such series on such record date (or their duly appointed agents). On or prior to any expiration date set pursuant to this subsection (d), the Company may, on one or more occasions at its option, extend such date to any later date. Nothing in this subsection (d) shall prevent any Holder (or any duly appointed agent thereof, from giving or taking, after any expiration date, any action identical to, or, at any time, contrary to or different from any action given or taken, or purported to have been given and taken, hereunder by a Holder on or prior to such date, in which event the Company may set a record date in respect hereof pursuant to this subsection
(d).

         Notwithstanding the foregoing, upon receipt by the Trustee, with respect to Securities of any series, of (i) any Notice of Default pursuant to
Section 501, (ii) any declaration or acceleration, or any rescission and annulment of any such declaration, pursuant to Section 502, or (iii) any direction given pursuant to Section 512 (any such notice, declaration, rescission and annulment, or direction being referred to herein as a "Direction"), a record date shall automatically and without any other action by any Person be set for the purpose of determining the Holders (including Persons who hold Securities through a Holder which is a Depositary) of Outstanding Securities of such series entitled to join in such Direction, which record date shall be the close of business on the day the Trustee receives such Direction. The Holders (including Persons who hold Securities through a Holder which is a Depositary) of Outstanding Securities of such series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such Direction, whether or not such Holders remain Holders after such record date; provided that, unless such Direction shall have become effective by virtue of Holders (including Persons who hold Securities through a Holder which is a Depositary) of the requisite principal amount of Outstanding Securities of such series on such record date (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such Direction shall automatically and without any action by any Person be canceled and be of no further effect. Nothing in this paragraph shall prevent a Holder (or duly appointed agent thereof) from giving, before or after the expiration of such 90-day period, a Direction contrary to or different from, or, after the expiration of such period, identical to, a Direction that has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date in respect thereof shall be set pursuant to this subsection (d).

         (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 105.     Notices, Etc., to Trustee and Company.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted hereby to be made upon, given or furnished to, or filed with,

                 (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing to or with a Responsible Officer of the Trustee at its Corporate Trust Office, Attention: Corporate Trust Department, or

                 (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or sent by facsimile and U.S. mail, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument (Attention: Chief Financial Officer) or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 106.     Notice to Holders; Waiver.

         Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder (including Persons who hold Securities through a Holder which is a Depositary if the name and address of such beneficial holder has been provided in writing to the Person required to give such notice prior to the date such notice is given) affected by such event, at such Holder's address as it appears in the Security Register or as provided in writing by the Depositary, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to the Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder three days after deposit with the U.S. Mail, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made by or with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

         Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted hereunder shall be in the English language.

SECTION 107.     Compliance with Trust Indenture Act.

         This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act that are required to be part hereof. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the provision of the Trust Indenture Act shall control. If any provision hereof modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply hereto as so modified or to be excluded, as the case may be.

SECTION 108.     Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109.     Successors and Assigns.

         All covenants and agreements herein by the Company or the Trustee shall bind its successors and assigns, whether so expressed or not.

SECTION 110.     Separability Clause.

         In case any provision herein or in the Securities shall be invalid, illegal or unenforceable, either wholly or partially, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and such provisions shall be given effect to the fullest extent permitted by law.

SECTION 111.     Benefits of Indenture.

         Nothing herein or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Authenticating Agent, any Paying Agent, any Securities Registrar, and their successors hereunder and the Holders (including Persons who hold Securities through a Holder which is a Depositary), any benefit or any legal or equitable right, remedy or claim hereunder.

SECTION 112.     Governing Law.

         This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of Texas.

SECTION 113.     Legal Holidays.

         Except as may be otherwise specified with respect to any particular Securities, in any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision hereof or of the Securities) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

                                  ARTICLE TWO
                                 SECURITY FORMS

SECTION 201.     Forms Generally.

         The Securities of each series, including Global Securities representing Securities of such series, shall be in the form established, without the approval of any Holders or the Trustee, by or pursuant to a Board Resolution in accordance with Section 301 or by one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

         The definitive Securities may be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 202.     Form of Trustee's Certificate of Authentication.

         The Trustee's certificate of authentication shall be in substantially the following form:

         This is one of the Securities of the series designated therein and issued pursuant to the within-mentioned Indenture.

                                                                            , as
                                             -------------------------------
                                             Trustee


                                             By
                                               -----------------------------
                                                   Authorized Signature


SECTION 203.     Form of Legend for Global Securities.

         Any Global Security authenticated and delivered hereunder shall, in addition to the provisions established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto in accordance with Section 201, bear a legend in substantially the following form or such similar form as may be required by the Depositary:

                 "Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or to its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein."

                                 ARTICLE THREE
                                 THE SECURITIES

SECTION 301.     Amount Unlimited; Issuable in Series.

         The aggregate principal amount of Securities which may be authenticated and delivered hereunder is unlimited.

         The Securities may be issued in one or more series. There shall be established, without the approval of any Holders or the Trustee, by or pursuant to authority granted by one or more Board Resolutions, and, subject to Section 303, there shall be set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the initial issuance of Securities of any series, all or any of the following, as applicable:

                 (1) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

                 (2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered hereunder (except for Securities authenticated and delivered upon registration of transfer of, or in lieu of, other Securities of the series pursuant to Sections 304, 305, 306, 906 or 1107 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder) and the absence of such limitation shall mean that the Company may issue from time to time additional securities of such series without limitation as to aggregate principal amount;

                 (3) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

                 (4) the date or dates, or the method by which such date or dates are determined or extended, on which the principal or installments of principal and premium, if any, of the Securities of the series is or are payable;

                 (5) the rate or rates (which may be fixed or variable) at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable, the Regular Record Date for the interest payable on any Interest Payment Date and the circumstances, if any in which the Company may defer interest payments and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

                 (6) the place or places, if any, where the principal of (and premium, if any) and interest on Securities of the series shall be payable, any Securities of the series may be surrendered for registration of transfer or exchange and notices and demands to or upon the Company with respect to the Securities of the series and this Indenture may be served, other than or in addition to the Corporate Trust Office of the Trustee;

                 (7) if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company;

                 (8) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

                 (9) whether the Securities of the series will be convertible into shares of capital stock and/or exchangeable for other securities, and if so, the terms and conditions upon which such Securities will be so convertible or exchangeable, and any deletions from or modifications or additions hereto to permit or to facilitate the issuance of such convertible or exchangeable Securities or the administration thereof;

                 (10) the identity of each Security Registrar and Paying Agent, if other than or in addition to the Trustee;

                 (11) if the amount of principal of, or any premium or interest on, any Securities of the series may be determined by reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

                 (12) the applicability of, and any addition to or change in, the covenants and definitions currently set forth herein;

                 (13) if other than denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000, the denominations in which Securities of the series shall be issuable;

                 (14) if other than the currency of the United States of America, the currency, currencies, currency units or composite currencies in which payment of the principal of and any premium and interest on any Securities of the series shall be payable and the manner of determining the U.S. dollar equivalent of the principal amount thereof for purposes of the definition of "Outstanding" in
         Section 101, and, if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Company or a Holder thereof, in one or more currencies or currency units other than that or those in which the Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

                 (15) any other event or events of default applicable with respect to Securities of the series in addition to or in lieu of those provided in Section 501 and any change in the right of the Trustee or the Holders to declare the principal of or any premium or interest on such Securities due and payable;

                 (16) if less than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;

                 (17) whether the Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and, if so, (a) the Depositary with respect to such Global Security or Securities and (b) the circumstances under which any such Global Security may be exchanged for Securities registered in the name of, and any transfer of such Global Security may be registered to, a Person other than such Depositary or its nominee, if other than as set forth in Section 305;

                 (18) if applicable, that the Securities of the series, in whole or any specified part, shall not be defeasible pursuant to
         Section 403 and, if other than by a Company Order, the manner in which any election by the Company to defease such Securities shall be evidenced; and

                 (19) any other terms of the series (which terms shall not be inconsistent with the provisions hereof, except as permitted by
         Section 901(5)).

         All Securities of any one series (other than Securities offered in a Periodic Offering) shall be substantially identical except as to denomination and except as may otherwise be provided by or pursuant to the Board Resolution referred to above and, subject to Section 303, set forth, or determined in the manner provided, in the Officers' Certificate referred to above or in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time. Unless otherwise provided, Securities of a single series may have different terms, and a series may be reopened, without the consent of the Holders of Securities of such series, for issuance of additional Securities of such series.

         If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

         With respect to Securities of a series offered in a Periodic Offering, such Board Resolution and Officers' Certificate or supplemental indenture may provide general terms or parameters for Securities of such series and provide either that the specific terms of particular Securities of such series shall be specified in a Company Order or that such terms shall be determined by the Company or its agents in accordance with other procedures specified in a Company Order as contemplated by the third paragraph of Section 303.

         SECTION 302.     Denominations.

         Unless otherwise provided in the applicable Officers' Certificate or supplemental indenture, the Securities of each series shall be issued in registered form without coupons in such denominations as shall be specified as contemplated by Section 301. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

SECTION 303.     Execution, Authentication, Delivery and Dating.

         The Securities shall be executed on behalf of the Company by its Chairman of the Board, one of its Vice Chairman of the Board, its President, its Chief Executive Officer, its Chief Operating Officer, its Chief Financial Officer, its Treasurer or one of its Vice Presidents, and under its corporate seal affixed thereto or reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

         Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

         At any time and from time to time after the execution and delivery hereof, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, or, in the case of Securities offered in a Periodic Offering, from time to time in accordance with such other procedures (including, without limitation, the receipt by the Trustee of electronic instructions from the Company or its duly authorized agents, promptly confirmed in writing by the Company) acceptable to the Trustee as may be specified from time to time by a Company Order for establishing the specific terms of particular Securities being so offered, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or forms or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions as permitted by Sections 201 and 301, in authenticating such Securities and accepting the additional responsibilities hereunder in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon

         (a)     an Opinion of Counsel stating:

                 (1) that the form or forms of such Securities have been established in conformity with the provisions hereof;

                 (2) that the terms of such Securities have been established in conformity with the provisions hereof;

                 (3) that authentication and delivery of such Securities and the execution and delivery of the supplemental indenture, if any, by the Trustee will not violate the terms hereof;

                 (4) that the Company has the corporate power to issue, and has duly authorized, such Securities;

                 (5) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles, provided that such Opinion of Counsel need not express an opinion as to whether a court in the United States would render a money judgment in a currency other than that of the United States; and

                 (6) that the issuance of such Securities will not contravene the certificate of incorporation or bylaws of the Company or result in any violation of any of the terms or provisions of any law or regulation or of any indenture, mortgage or other agreement known to such Counsel by which the Company or its assets is bound, the violation of which would have a material adverse effect on the Company and its subsidiaries taken as a whole;

         (b)     an executed supplemental indenture, if any;

         (c)     a copy of a Board Resolution; and

         (d)     an Officers' Certificate;

provided, however, that, with respect to Securities of a series offered in a Periodic Offering, the Trustee shall be entitled to receive such Opinion of Counsel in connection only with the first authentication of each form of Securities of such series and that the opinions described in clauses (a)(2) and (a)(5) above may state, respectively, that

                 (2) if the terms of such Securities are to be established pursuant to a Company Order or pursuant to such procedures as may be specified from time to time by a Company Order, all as contemplated by a Board Resolution or action taken pursuant thereto, such terms will have been duly authorized by the Company and established in conformity with the provisions hereof; and

                 (5) that such Securities, when executed by the Company, completed, authenticated and delivered by the Trustee in accordance herewith, and issued and delivered by the Company and paid for, all in accordance with any agreement of the Company relating to the offering, issuance and sale of such Securities, will be duly issued hereunder and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting generally the enforcement of creditors' rights and to general principles of equity.

         With respect to Securities of a series offered in a Periodic Offering, the Trustee may rely conclusively, as to the authorization by the Company of any of such Securities, the form or forms and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel, Company Order and other documents delivered pursuant to Sections 201 and 301 and this Section, as applicable, in connection with the first authentication of a form of Securities of such series and it shall not be necessary for the Company to deliver such Opinion of Counsel and other documents (except as may be required by the specified other procedures, if any, referred to above) at or prior to the time of authentication of each Security of such series unless and until the Trustee receives actual notice that such Opinion of Counsel or other documents have been superseded or revoked, and may assume compliance with any conditions specified in such Opinion of Counsel (other than any conditions to be performed by the Trustee). If such form or forms or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant hereto will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

         Each Security shall be dated the date of its authentication.

         No Security shall be entitled to any benefit hereunder or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits hereof.

         Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309, for all purposes hereof such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits hereof.

SECTION 304.     Temporary Securities.

         Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Company executing such Securities may determine, as conclusively evidenced by their execution of such Securities. In the case of Securities of any series, such temporary Securities may be in the form of Global Securities.

         If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable, subject to Section 305, for definitive Securities of like tenor of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series and of like tenor and of any authorized denominations. Unless otherwise provided in or pursuant hereto, until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits hereunder as definitive Securities of such series and tenor.

SECTION 305. Registration, Registration of Transfer and Exchange; Paying Agent and Place of Payment.

         The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" of each series of Securities for the purpose of registering Securities and transfers of Securities as herein provided at the Corporate Trust Office.

         Upon surrender for registration of transfer of any Security of any series at the office or agency of the Company in any Place of Payment for such series, the Company shall execute and the Trustee shall authenticate and deliver (in the name of the designated transferee or transferees) one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor and bearing a number not contemporaneously outstanding.

         At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at the office or agency of the Company in any Place of Payment for such series. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

         All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt and entitled to the same benefits hereunder as the Securities surrendered upon such registration of transfer or exchange.

         Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or such Holder's attorney duly authorized in writing, said authorization to accompany such presentment or surrender.

         No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1107 not involving any transfer.

         The Company may but shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 calendar days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption under
Section 1103 and ending at the close of business on the day of such mailing,
(ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to register the transfer of or exchange any certificated Securities during a period beginning five days before the date of Maturity with respect to such Security and ending on such date of Maturity.

         Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 301, no Global Security shall be exchangeable pursuant to this Section 305 for Securities registered in the name of, and no transfer of a Global Security of any series may be registered to, any Person other than the Depositary for such Security or its nominee, unless (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or the Company determines that the Depositary is unable to continue as Depositary and the Company thereafter fails to appoint a successor Depositary, (ii) the Company provides for such exchange or registration of transfer pursuant to Section 301, (iii) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so exchangeable and the transfer thereof so registrable or (iv) there shall have occurred and be continuing an Event of Default with respect to the Securities of such series which entitles the Holders of such Securities to accelerate the maturity thereof. Upon the occurrence in respect of any Global Security of any series of any one or more of the conditions specified in clauses (i), (ii), (iii) or (iv) of the preceding sentence or such other conditions as may be specified as contemplated by Section 301 for such series, such Global Security may be exchanged for certificated Securities not bearing the legend specified in Section 203 and registered in the names of such Persons as may be specified by the Depositary (including Persons other than the Depositary or its nominees).

         Notwithstanding any other provision hereof, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.

         The Company shall maintain an office or agency where Securities of any series may be presented for payment ("Paying Agent"). The Company may appoint one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent.

         The Company initially appoints the Trustee to act as Paying Agent with respect to the Securities. The Corporate Trust Office of the Trustee shall initially be deemed a Place of Payment. The Company may designate in a Company Order additional Places of Payment for Securities of any series.

         The Company shall require each Paying Agent, including the Trustee (who shall be deemed to have agreed by its execution of this Indenture), to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee (unless the Paying Agent is the Trustee, in which case it shall hold in trust for the Holders) all money held by the Paying Agent for the payment of principal, premium, if any, or interest, on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying

Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as sole Paying Agent for the Securities.

SECTION 306.     Mutilated, Destroyed, Lost and Stolen Securities.

         If any mutilated Security, including a Global Security, is surrendered to the Trustee or the Company, together with such security, bond or indemnity as may be required by the Trustee or the Company to save each of them and any agent of either of them harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security, including a new Global Security if the mutilated Security was a Global Security, of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security, including a Global Security if the destroyed, lost or stolen Security was a Global Security, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of actual notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser (or any equivalent person under any applicable statute, rule or regulation or interpretation then in effect), the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security, including a Global Security if the destroyed, lost or stolen Security was a Global Security, of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

         Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee), if any, connected therewith.

         Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder. A new Security shall have such legends as appeared on the destroyed, lost or stolen Security unless the Company determines otherwise.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307.     Payment of Interest; Interest Rights Preserved.

         Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered in the Security Register at the close of business on the Regular Record Date for such Interest Payment Date.

         Any interest on any Security of any series which is payable but is not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                 (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at such Holder's address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                 (2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

         At the option of the Company, interest on any Security may be paid (i) by mailing a check to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register, the cost of such wire transfer to be borne by the Company.

         Subject to the foregoing provisions of this Section, each Security delivered hereunder upon registration of transfer of, or in exchange for, or in lieu of, any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308.     Persons Deemed Owners.

         Prior to due presentment of a Security for registration of transfer or exchange, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered in the Security Register as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 307) interest on such Security and for all other purposes whatsoever, whether or not any payment with respect to such Security shall be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

         No holder of any beneficial interest in any Global Security held on its behalf by a Depositary (or its nominees) shall have any rights hereunder with respect to such Global Security or any Security represented thereby, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security or any Security represented thereby for all purposes whatsoever. Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depositary as Holder of such Global Security, or impair, as between a Depositary and the owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominees) as Holder of such Global Security. None of the Company, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 309.     Cancellation.

         All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted hereby. The Trustee is hereby directed by the Company to destroy the canceled Securities held by the Trustee, and the Trustee shall provide the Company with a certificate of a Responsible Officer certifying as to the destruction of such Securities.

SECTION 310.     Computation of Interest.

         Except as otherwise specified pursuant to Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months and no interest will accrue with respect to the 31st day of any month. Interest shall be payable through and excluding any Interest Payment Date and interest shall be payable through and including any Redemption Date or other principal payment date.

SECTION 311.     Maximum Interest Rate.

         Regardless of any provision contained in any Security or this Indenture, no Holder shall be entitled to receive, collect or apply as interest on any Security any amount in excess of the maximum rate permitted by applicable law, and, in the event that any Holder ever receives, collects, or applies as interest any such excess, the amount that would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of any Security is paid in full, any remaining excess shall forthwith be paid to the Company.

                                  ARTICLE FOUR
                           SATISFACTION AND DISCHARGE

SECTION 401.     Satisfaction and Discharge of Indenture.

         This Indenture shall upon Company Request cease to be of further effect with respect to any series of Securities specified in a Company Request (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge hereof, when

                 (1)      either

                          (A) all Securities of such series theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                          (B) all Securities of such series not theretofore delivered to the Trustee for cancellation

                                  (i)      have become due and payable, or

                                  (ii) will become due and payable at their Stated Maturity within one year, or

                                  (iii)    are to be called for redemption
                          within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

                 and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount of money (in the currency in which such Securities are payable) and/or (if such Securities are payable in U.S. dollars) U.S. Government Obligations which through the payment of interest and principal in accordance with their terms, without consideration of any reinvestment thereof, will provide not later than the opening of business on the due dates of any payment of principal (and premium, if any) and interest with respect thereto, or a combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the respective Stated Maturity or Redemption Date, as the case may be;

                 (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company, and

                 (3) the Company has delivered to the Trustee a certificate of a nationally-recognized firm of certified public accountants certifying as to the sufficiency of the amounts deposited pursuant to subclause (B) of clause (1) of this Section for payment of the principal (and premium, if any) and interest on the dates such payments are due, and an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Securities of such series have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture with respect to a series of Securities, the obligations of the Company and the Trustee to the Holders of Securities of other series not so satisfied and discharged, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614, and, if money and/or U.S. Government Obligations shall have been deposited with the Trustee pursuant to Subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003, shall survive.

SECTION 402.     Application of Trust Money.

         Subject to provisions of the last paragraph of Section 1003, all money and/or U.S. Government Obligations deposited with the Trustee pursuant to
Section 401 and all money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities of each series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has or U.S. Government Obligations have been deposited with or received by the Trustee; but such money and/or U.S. Government Obligations need not be segregated from other funds of the Trustee except to the extent required by law.

SECTION 403.     Defeasance and Discharge of Indenture.

         If principal of and any premium and interest on Securities of any series are denominated and payable in U.S. Dollars, the Company shall be deemed to have paid and discharged the entire indebtedness on all the Outstanding Securities of such series on the 91st day after the date of the deposit referred to in subparagraph (d) of this Section, and the provisions hereof, as it relates to such Outstanding Securities, shall no longer be in effect (and the Trustee, at the request and expense of the Company, shall execute proper instruments acknowledging the same), except as to:

                 (a) the rights of Holders of Securities of such series to receive, from the trust funds described in subparagraph (d) of this Section, (i) payment of the principal of (and premium, if any) or interest on the Outstanding Securities of such series on the Stated Maturity of such principal or installment of principal or interest and
         (ii) the benefit of any mandatory sinking fund payments applicable to the Securities of such series on the day on which such payments are due and payable in accordance with the terms hereof and such Securities;

                 (b) the Company's obligations with respect to such Securities under Sections 305, 306, 1002 and 1003; and

                 (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder;

provided that, the following conditions shall have been satisfied:

                 (d) The Company has deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 609) as trust funds in the trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series, (i) U.S. Dollars in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in clause (A) or (B) of this subparagraph (d) U.S. Dollars in an amount or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (A) the principal of (and premium, if any) and each installment of principal of (and premium, if any) and interest on the Outstanding Securities of such series on the Stated Maturity of such principal or installment of principal and interest and (B) any mandatory sinking fund or analogous payments applicable to the Securities of such series on the day on which such payments are due and payable in accordance with the terms hereof and of such Securities;

                 (e) such deposit shall not cause the Trustee with respect to the Securities of such series to have a conflicting interest as defined in Section 608 and for purposes of the Trust Indenture Act with respect to such Securities;

                 (f) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

                 (g) such provision would not cause any Outstanding Securities of such series then listed on the New York Stock Exchange or other securities exchange to be delisted as a result thereof;

                 (h) no Event of Default or event which with notice or lapse of time would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

                 (i) the Company has delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposits, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred; and

                 (j) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the defeasance contemplated by this Section have been complied with.

                                  ARTICLE FIVE
                                    REMEDIES

SECTION 501.     Events of Default.

         "Event of Default", wherever used herein with respect to Securities of any series, and unless otherwise provided with respect to Securities of any series pursuant to Section 301, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (1) default in the payment of any interest upon any Security of such series when it becomes due and payable, and continuance of such default for a period of 30 consecutive days (for Securities of any series the interest on which is payable less frequently than monthly) or for a period of 10 consecutive days (for Securities of any series the interest on which is payable monthly);

                 (2) default in the payment of the principal of (or premium, if any, on) any Security of such series when due and payable;

                 (3) default in the deposit of any sinking fund payment in respect of any Security of such series, when and as due by the terms of a Security of such series;

                 (4) default in the performance, or breach, of any covenant or warranty of the Company herein or the Securities of such series (other than a covenant or warranty a default in the performance or breach of which is elsewhere in this Section specifically dealt with or which has expressly been included herein solely for the benefit of a series of one or more Securities other than such series), and continuance of such default or breach for a period of 30 consecutive days after written notice thereof has been received by the Company from the Trustee or by the Company and the Trustee from the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of such series, specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                 (5) the occurrence of an event of default, as defined in any indenture or instrument under which the Company or any Material Subsidiary shall have Outstanding at least $1,000,000 aggregate principal amount of indebtedness, shall happen and be continuing and such indebtedness shall, as a result thereof, have been accelerated (or comparable event shall have occurred) so that the same shall have become due and payable prior to the date on which the same would otherwise have become due and payable and such acceleration has been in effect without rescission or annulment for a period of 30 consecutive days; provided, however, that if such event of default under such indenture or instrument shall be remedied or cured by the Company or waived by the holders of such indebtedness, or if such acceleration under such indenture or instrument shall have been rescinded or annulled by the holders of such indebtedness, then, unless the Securities of such series shall have been accelerated as provided herein, the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any Holders of the Securities of any series;

                 (6) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Material Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Material Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Material Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Material Subsidiary or of any substantial part of the property of the Company or any Material Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any Material Subsidiary, and in the case of either clause (A) or clause (B) the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

                 (7) the commencement by the Company or any Material Subsidiary of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Material Subsidiary to the entry of a decree or order for relief in respect of the Company or any Material Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Material Subsidiary, or the filing by the Company or any Material Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by the Company or any Material Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Material Subsidiary or of any substantial part of the property of the Company or any Material Subsidiary, or the making by the Company or any Material Subsidiary of an assignment for the benefit of creditors, or the admission by the Company or any Material Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Material Subsidiary in furtherance of any such action;

                 (8) a final judgment, judicial decree or order for the payment of money in excess of $5,000,000 shall be rendered against the Company or any Material Subsidiary, and such judgment, decree or order shall have remained unpaid, unvacated, unbonded or unstayed for a period of 30 consecutive days; or

                 (9) any other Event of Default provided with respect to Securities of such series pursuant to Section 301.

SECTION 502.     Acceleration of Maturity; Rescission and Annulment.

         If an Event of Default with respect to Outstanding Securities of any series occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series may declare the principal amount (or, if any of the Securities of such series are Original Issue Discount Securities, such lesser portion of the principal amount of such Securities as may be specified in the terms thereof) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified portion thereof) shall become immediately due and payable; provided that in the case of an Event of Default described in Section 501(6) or (7), the principal amount of all Securities (or specified portion thereof) shall become due and payable immediately, without any notice to the Company or the Trustee.

         Upon payment of such principal amount (and premium, if any), such interest and interest on overdue principal and overdue interest to the extent prescribed therefor in the Securities of such series (to the extent payment of such interest is legally enforceable), all of the Company's obligations in respect of the payment of principal and interest on the Securities of such series shall terminate.

         At any time after such a declaration of acceleration with respect to Outstanding Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

                 (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                          (A) all overdue interest on all Securities of such series,

                          (B) the principal of (and premium, if any, on) any Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

                          (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

                          (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607; and

                 (2) all Events of Default with respect to Securities of such series, other than the non-payment of the principal of Securities of such series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503.     Collection of Indebtedness and Suits for Enforcement by
                 Trustee.

         The Company covenants that if

                 (1) default is made in the payment of any interest on any Security of any series when such interest becomes due and payable and such default continues for a period of 30 consecutive days (for Securities of any series the interest on which is payable less frequently than monthly) or for a period of 10 days (for Securities of any series the interest on which is payable monthly), or

                 (2) default is made in the payment of the principal of (or premium, if any, on) any Security of any series at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Security, the whole amount then due and payable on such Security for principal (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest at the rate or rates prescribed therefor in such Security, and, in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay the money it is required to pay the Trustee pursuant to the preceding paragraph forthwith upon the demand of the Trustee, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the money so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities and collect the money adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

         If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement herein or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         The rights and remedies under this Section 503 are in addition to the other rights and remedies available under this Article 5 or otherwise legally available.

SECTION 504.     Trustee May File Proofs of Claim.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities of any series or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                 (i) to file and prove a claim for the whole amount of principal (and premium, if any) or such portion of the principal amount of any series of Original Issue Discount Securities as may be specified in the terms of such series and interest owing and unpaid in respect of the Securities of such series and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
         Section 607) and of the Holders allowed in such judicial proceeding, and

                 (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Securities of such series to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505.     Trustee May Enforce Claims Without Possession of Securities.

         All rights of action and claims hereunder or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and for any other amounts due the Trustee under Section 607, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506.     Application of Money Collected.

         Any money collected by the Trustee with respect to any series of Securities pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities of such series and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                 FIRST:   To the payment of all amounts due the Trustee under
         Section 607; and

                 SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities of such series in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

                 THIRD: The balance, if any, to the Person or Persons entitled thereto.

SECTION 507.     Limitation on Suits.

         No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect hereto, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                 (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of such series;

                 (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                 (3) such Holder or Holders have furnished to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                 (4) the Trustee, for 60 days after its receipt of such notice, request and furnishing of indemnity, has failed to institute any such proceeding; and

                 (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of such series; it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision hereof to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right hereunder, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

         Notwithstanding any other provision herein, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date, or, in the case of a repurchase right at the option of the Holder, if any, on the repurchase date specified pursuant to Section 301) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.     Restoration of Rights and Remedies.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy hereunder and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.     Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.     Delay or Omission Not Waiver.

         No delay or omission of the Trustee or of any Holder of Securities of any series to exercise any right or remedy accruing upon any Event of Default with respect to such series shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.     Control by Holders.

         The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

                 (1) such direction shall not be in conflict with any rule of law or with this Indenture,

                 (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

                 (3) subject to Section 601, the Trustee need not take any action which might be unjustly prejudicial to the rights of the other Holders of Securities not joining in such action.

SECTION 513.     Waiver of Past Defaults.

         The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may, on behalf of the Holders of all the Securities of such series, waive any past default hereunder with respect to such series and its consequences, except a default

                 (1) in the payment of the principal of (or premium, if any) or interest on any Security of such series when due (other than amounts due and payable solely upon acceleration pursuant to Section
         502), unless theretofore paid in full and cured in accordance with the terms hereof, or

                 (2) in respect of a covenant or provision hereof which under Section 902 cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose hereof; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514.     Undertaking for Costs.

         All parties hereto agree, and each Holder of any Security by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy hereunder, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 25% in principal amount of the Outstanding Securities of the affected series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date or, in the case of a repurchase right at the option of the Holder, if any, on the repurchase date specified pursuant to Section 301).

SECTION 515.     Waiver of Stay or Extension Laws.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance hereof; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE SIX
                                  THE TRUSTEE

SECTION 601.     Certain Duties and Responsibilities.

         (a) With respect to Securities of any series, except during the continuance of an Event of Default with respect to that series only,

                 (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                 (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements hereof; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements hereof.

         (b) With respect to Securities of any series, in case an Event of Default has occurred and is continuing with respect to that series only, the Trustee shall exercise such of the rights and powers vested in it hereby, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (c) No provision hereof shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                 (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

                 (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                 (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith with respect to any series of Securities in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of such series, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to said Securities, provided such direction shall not be in conflict with any rule of law or with this Indenture; and

                 (4) no provision hereof shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (d) Whether or not therein expressly so provided, every provision hereof relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602.     Notice of Defaults.

         Within 90 days after the occurrence of any Event of Default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series, as their names and addresses appear in the Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided, further, that in the case of any default of the character specified in Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

SECTION 603.     Certain Rights of Trustee.

         Subject to the provisions of Section 601 and Sections 315(a) through 315(d) of the Trust Indenture Act:

                 (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order or as otherwise expressly provided herein and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                 (c) whenever in the administration hereof the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate or Opinion of Counsel;

                 (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                 (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it hereby at the request or direction of any of the Holders of Securities of any series pursuant hereto, unless such Holders shall have furnished the Trustee reasonable security or indemnity against the costs, fees, expenses and liabilities which might be incurred by it, including reasonable fees of counsel, in complying with such request or direction;

                 (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Company pertaining to the Securities, personally or by agent or attorney;

                 (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

                 (h) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it hereby.

SECTION 604.     Not Responsible for Recitals or Issuance of Securities.

         The recitals contained herein and in the Securities of each series, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency hereof or of the Securities of any series, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture and any supplemental indenture, to authenticate such Securities and to perform its obligations hereunder and such Securities. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Securities of any series or the proceeds thereof.

SECTION 605.     May Hold Securities.

         The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606.     Money Held in Trust.

         Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law and shall be held uninvested. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 607.     Compensation and Reimbursement.

         (a)     The Company agrees

                 (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                 (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision hereof (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee's negligence, bad faith or willful misconduct; and

                 (3) to indemnify the Trustee and its agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

         (b) As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of and interest on the Securities of any series. "Trustee" for the purposes of this Section includes any predecessor Trustee, but negligence, bad faith or willful misconduct of any Trustee shall not be attributable to any other Trustee.

         (c) When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(6) or (7), the expenses and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law.

SECTION 608.     Disqualification; Conflicting Interests.

         The provisions of TIA Section 310(b) shall apply to the Trustee.

SECTION 609.     Corporate Trustee Required; Eligibility.

         There shall at all times be a Trustee hereunder which shall be eligible to act under TIA Section 310(a)(1) and whose parent shall have a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal, state or District of Columbia authority. If such Corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. Neither the Company, nor any Person directly or indirectly controlling, controlled by or under common control with the Company, shall act as Trustee hereunder.

SECTION 610.     Resignation and Removal; Appointment of Successor.

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

         (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company specifying its intention to resign, the applicable series affected by such resignation, the reason therefor and the date upon which such resignation shall become effective. Notwithstanding the foregoing, unless the reason for such resignation is a conflict pursuant to Section 608, the Trustee must resign with respect to all Securities if the Trustee resigns with respect to any series of Securities. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

         (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

         (d) The Trustee may be removed with respect to any or all series of Securities at any time upon 30 days notice by filing with it an instrument in writing signed on behalf of the Company by a duly authorized officer of the Company specifying such removal and the date on which it is to become effective.

         (e)     If at any time:

                 (1) the Trustee shall fail to comply with Section 310(b) of the TIA after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months,

                 (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                 (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to any one or more series of Securities or all Securities or (ii), subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to such series of Securities and the appointment of a successor Trustee or Trustees.

         (f) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, then any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

         (g) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Securities of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 611.     Acceptance of Appointment by Successor.

         (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties hereunder of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

         (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions hereof as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates. Whenever there is a successor Trustee with respect to one or more (but less than all) series of securities issued pursuant hereto, the terms "Indenture" and "Securities" shall have the meanings specified in the provisos to the respective definitions of those terms in Section 101 which contemplate such situation.

         (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) and (b) of this Section, as the case may be.

         (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612.     Merger, Conversion, Consolidation or Succession to Business.

         Any Corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; in case any of the Securities shall not have been authenticated by the Trustee then in office, any successor by merger, conversion or consolidation to such Trustee may authenticate such Securities either in the name of such predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 613.     Preferential Collection of Claims Against Company.

         The Trustee shall comply with TIA Section 311(a). A Trustee which has resigned or been removed is subject to TIA Section 311(a) to the extent indicated therein.

SECTION 614.     Appointment of Authenticating Agent.

         At any time when any of the Securities remain Outstanding the Trustee, with the concurrence of the Company, may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series, and Securities so authenticated shall be entitled to the benefits hereof and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made herein to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a Corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal, state or District of Columbia authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

         Any Corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such Corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

         The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to reimbursement for such payments subject to Section 607.

         If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

         This is one of the Securities of the series designated herein and issued pursuant to the within-mentioned Indenture.


                                        ---------------------------------------
                                        as Trustee



                                        By
                                          -------------------------------------
                                                 Authorized Signature


                                        ---------------------------------------
                                        as Authenticating Agent

                                        By
                                          -------------------------------------
                                                 Authorized Signature


                                 ARTICLE SEVEN
               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.     Preservation of Information; Communications to Holders.

         (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of such series of Securities received by the Trustee in its capacity as Security Registrar.

         (b) The rights of Holders of any series of Securities to communicate with other Holders of such series with respect to their rights hereunder or under such Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by TIA Section 312(b).

         (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 312 of the TIA, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under
Section 312(b) of the TIA.

SECTION 702.     Reports by Trustee.

         Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities pursuant to this Indenture, the Trustee shall transmit by mail to all Holders of Securities of all series as provided in TIA Section 313(c) a brief report dated as of such May 15 if required by TIA Section 313(a). The Trustee shall transmit the reports required by TIA Section 313(b). Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by TIA Sections 313(c) and (d). A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any series of Securities is listed on any stock exchange.

SECTION 703.     Reports by Company.

         The Company, pursuant to TIA Section 314(a), shall:

         (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; provided that notwithstanding the requirements of such rules and regulations, so long as any Security is Outstanding the Company shall file with the Trustee at a minimum (a) as soon as practicable, but in any event no more than ninety (90) days, after the end of each fiscal year, copies of a balance sheet and statements of income and retained earnings of the Company as of the end of and for such fiscal year, audited by a nationally recognized firm of independent certified public accountants, and (b) as soon as practicable, but in any event no more than forty-five (45) days, after the end of each quarterly fiscal period, except for the last quarterly fiscal period in each fiscal year, a summary statement (which need not be audited) of income and retained earnings of the Company for such period;

         (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants hereof as may be required from time to time by such rules and regulations;

         (3) transmit by mail to all Holders of all series of Securities, as their names and addresses appear in the Security Register, such summaries of any information, documents and reports as may be required by rules and regulations prescribed from time to time by the Commission; provided that notwithstanding the requirements of such rules and regulations, so long as any Security is Outstanding the Company shall transmit to the Holders of Securities, within thirty (30) days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, the information, documents and other reports required to be filed by the Company pursuant to paragraph (1) of this Section; provided further that in lieu of any Annual Report on Form 10-K or Quarterly Report on Form 10-Q, the Company may transmit an annual or quarterly report, respectively, containing financial statements and an undertaking to transmit such Form 10-K ro Form 10-Q, as the case may be, to any Holder upon request; and

         (4) furnish to the Trustee the Officers' Certificates required by Section 1010.

         The Trustee has no duty to review the financial or other reports described in paragraphs (1) and (2) of this Section for purposes of determining compliance with this or any other provision hereof.

                                 ARTICLE EIGHT
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.     Company May Consolidate, Etc.  Only on Certain Terms.

         The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person unless:

                 (1) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a Corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance or observance of every covenant hereof on the part of the Company to be performed or observed;

                 (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

                 (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

For purposes of this Section and Section 802, a conveyance, transfer, sale or lease of the properties and assets of the Company "substantially as an entirety" shall mean a conveyance, transfer or lease of properties and assets of the Company representing

80% or more of the fair value (as determined in good faith by the Board of Directors) of all the Company's properties and assets on the date of such conveyance, transfer, sale or lease.

SECTION 802.     Successor Substituted.

         Upon any consolidation of the Company with, or merger by the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company hereunder with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease to another person, the predecessor Person shall be released from all obligations and covenants hereunder and the Securities.

                                  ARTICLE NINE
                            SUPPLEMENTAL INDENTURES

SECTION 901.     Supplemental Indentures Without Consent of Holders.

         Without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                 (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities;

                 (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of one or more specified series) or to surrender any right or power herein conferred upon the Company;

                 (3) to add any additional Events of Default (and if such Events of Default are to be for the benefit of less than all series of Securities, stating that such Events of Default are being included solely for the benefit of such series);

                 (4) to add to or change any of the provisions hereof to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities of any series in certificated or uncertificated form;

                 (5) to add to, change or eliminate any of the provisions hereof in respect of one or more series of Securities, provided that any, such addition, change or elimination (i) shall neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision or (ii) shall become effective only when there is no such Security Outstanding;

                 (6) to secure the Securities of any series, provided that such security does not cause the Trustee with respect to the Securities of that series to have a conflicting interest as defined in
         Section 608 and for purposes of the TIA with respect to the Securities of any series;

                 (7) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301;

                 (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions hereof as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(b); or

                 (9) to cure any ambiguity or defect in or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or any Security of any series, or to make any other provisions with respect to matters or questions arising hereunder, provided such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

SECTION 902.     Supplemental Indentures With Consent of Holders.

         With the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of each series at the time Outstanding affected by such supplemental indenture (voting as one class), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions hereof or of modifying in any manner the rights of the Holders of Securities of each series hereunder; provided however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

                 (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any such affected Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to
         Section 502, or change any Place of Payment where, or the coin or currency in which, any such Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment, on or after the Redemption Date or any repayment date),

                 (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any modifications or amendments hereto with respect to such series or to the terms and conditions of such series or to approve a supplemental indenture with respect to such series, or the consent of whose Holders is required for any waiver with respect to such series of compliance with certain provisions hereof or certain defaults hereunder and their consequences provided for herein, or

                 (3)      modify any of the provisions of this Section 902,
         Section 513 or 1011, except to increase any such percentage or to provide that certain other provisions hereof cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this
         Section 902 and Section 1009, or the deletion of this proviso, in accordance with the requirements of Sections 611(b) and 901(8).

A supplemental indenture which changes or eliminates any covenant or other provision hereof which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights hereunder of the Holders of Securities of any other series.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903.     Execution of Supplemental Indentures.

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created hereby, the Trustee shall be entitled to receive, and (subject to Section 601 hereof) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted hereby. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities hereunder or otherwise.

SECTION 904.     Effect of Supplemental Indentures.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part hereof for all purposes; and every Holder of Securities of the series affected thereby theretofore or thereafter authenticated and delivered hereunder shall be bound thereby to the extent provided therein.

SECTION 905.     Conformity with Trust Indenture Act.

         Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 906.     Reference in Securities to Supplemental Indentures.

         Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in a form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

SECTION 907.     Notice of Supplemental Indentures

         Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provision of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Security so affected, pursuant to Section 106, setting forth in general terms the substance of such supplemental indenture.



                                  ARTICLE TEN
                                   COVENANTS

SECTION 1001.    Payment of Principal, Premium and Interest.

         The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities of such series in accordance with the terms of such Securities and this Indenture.

SECTION 1002.    Maintenance of Office or Agency.

         The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of such series may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of such series and this Indenture may be served. The Company hereby initially designates the Corporate Trust Office of the Trustee as its office or agency for each of the foregoing purposes. The Company will give prompt written notice to the Trustee of the location and any change in the location of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003.    Money for Securities Payments to Be Held in Trust.

         If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency in which such series of Securities is payable sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its failure so to act.

         Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, on or prior to each due date of the principal of (and premium, if any) or interest on any Securities of such series, deposit with a Paying Agent a sum of money sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.

         The Company will cause each Paying Agent for any series of Securities other than the Trustee or the Company to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                 (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

                 (2) give the Trustee notice of any Event of Default by the Company (or any other obligor upon the Securities of such series) in the making of any payment of principal (and premium, if any) or interest on the Securities of such series; and

                 (3) during the continuance of any such Event of Default by the Company, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge hereof or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent, and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest shall have become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

SECTION 1004.    Existence.

         Subject to Article Eight, the Company will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises of the Company and its Material Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Material Subsidiaries and that the loss thereof will not have a material adverse effect on the business or financial condition of the Company and its Subsidiaries, taken as a whole.

SECTION 1005.    Maintenance of Properties.

         The Company will:

                 (1) cause its properties and the properties of its Material Subsidiaries (other than properties obtained by the Company or any Material Subsidiary through foreclosure or other resolution of any loan) used or useful in the conduct of the business of the Company and its Material Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary facilities and equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the foregoing shall not prevent the Company or a Material Subsidiary from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and will not have a material adverse effect on the business or financial condition of the Company and its Subsidiaries, taken as a whole;

                 (2) take all appropriate steps to preserve, protect and maintain the trademarks, trade names, copyrights, licenses and permits used in the conduct of the business of the Company and its Material Subsidiaries; provided, however, that the foregoing shall not prevent the Company or a Material Subsidiary from selling, abandoning or otherwise disposing of any such trademark, trade name, copyright, license or permit if such sale, abandonment or disposition is, in the judgment of the Company, desirable in the conduct of its business and will not have a material adverse effect on the business or financial condition of the Company and its Subsidiaries, taken as a whole; and

                 (3) The Company and each of its Material Subsidiaries shall comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, noncompliance with which would materially adversely affect the business or financial condition of the Company and its Subsidiaries, taken as a whole.

SECTION 1006.    Insurance.

         The Company shall carry and maintain, and cause each of its Subsidiaries to carry and maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by similarly-situated companies engaged in similar operations and owning similar properties in similar geographic areas in which the Company or such Subsidiary operates, provided that such insurance is generally available at commercially reasonable rates, and further provided that the Company may self-insure, or insure through captive insurers or insurance cooperatives to the extent consistent with prudent business practices. Such insurance shall be in such amounts, contain such terms, be in such forms and be for such periods as are customary for such similarly-situated companies in the Company's industry or insurance markets reasonably accessible by the Company. The Company will provide and will cause each Subsidiary to provide such information and documents reasonably requested by the Trustee from time to time with respect to the Company's provision for insurance. The obligations evidenced by this covenant shall be interpreted to reflect changes in insurance practices related to the method in which insurance risks are covered in the North American and European markets or in any other market in which the Company or its Subsidiaries, as the case may be, reasonably places coverage.

SECTION 1007.    Payment of Taxes and Other Claims.

         The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and
(2) all material lawful claims for labor, material and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

SECTION 1008.    Books and Records.

                 The Company shall, and shall cause each Material Subsidiary to, at all times keep proper books of record and account in which proper entries shall be made in accordance with GAAP and, to the extent applicable, regulatory accounting principles.

SECTION 1009.    Defeasance of Certain Obligations.

         The following provisions shall apply to the Securities of each series unless specifically otherwise provided in a Board Resolution, Officers' Certificate or indenture supplemental hereto provided pursuant to Section 301. The Company may omit to comply with any term, provision or condition set forth in Article Ten and Section 301(12) and any such omission with respect to Article Ten and to Section 301(12) shall not be an Event of Default, in each case with respect to the Securities of that series, provided that the following conditions have been satisfied:

                 (1) with reference to this Section 1009, the Company has deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 609) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of that series, (i) money in an amount, (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in clause (A) or (B) of this subparagraph (1) money in an amount or (iii) a combination thereof, sufficient, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (A) the principal of (and premium, if any) and each installment of principal (and premium, if any) and interest on the Outstanding Securities on the Stated Maturity of such principal or installments of principal and interest and (B) any mandatory sinking fund payments or analogous payments applicable to the Securities of such series on the day on which such payments are due and payable in accordance with the terms hereof and of such Securities;

                 (2) such deposit shall not cause the Trustee with respect to the Securities of that series to have a conflicting interest as defined in Section 608 and for purposes of the Trust Indenture Act with respect to the Securities of any series;

                 (3) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or material instrument to which the Company is a party or by which it is bound;

                 (4) no Event of Default or event which with notice or lapse of time would become an Event of Default with respect to the Securities of that series shall have occurred and be continuing on the date of such deposit;

                 (5) the Company has delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

                 (6) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated in this Section 1009 have been complied with.

SECTION 1010.    Statement by Officers as to Default.

                 (1) The Company will deliver to the Trustee, within 45 days after the end of each calendar quarter, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions hereof (other than a term, provision or condition specifically dealt with in Clause (2) of this
         Section 1011) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

                 (2) The Company will deliver to the Trustee, within five days after any officer eligible hereunder to sign an Officers' Certificate becomes aware of the occurrence thereof, written notice of any event which after notice or lapse of time or both would become an Event of Default pursuant to Clause (5) of Section 501.

SECTION 1011.    Waiver of Certain Covenants.

         The Company may omit in any particular instance to comply with any term, provision or condition set forth in Article Ten and Section 301(12), inclusive, with respect to the Securities of any series if before the time for such compliance the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive any such term, provision or condition. If a record date is fixed for such purpose, the Holders on such record date or their duly designated proxies, and only such Persons, shall be entitled to waive any such term, provision or condition hereunder, whether or not such Holders remain Holders after such record date; provided that unless the Holders of not less than a majority in principal amount of the Outstanding Securities of such series shall have waived such term, provision or condition prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be canceled and of no further effect.

SECTION 1012.    Exceptions to Covenants.

         The Company shall not, and shall not permit any Subsidiary to, take or permit to be taken any action or fail to take any action which is permitted by any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

                                 ARTICLE ELEVEN
                            REDEMPTION OF SECURITIES

SECTION 1101.    Applicability of Article.

         Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

SECTION 1102.    Election to Redeem; Notice to Trustee.

         The election of the Company to redeem Securities of any series shall be evidenced by an Officers' Certificate. The Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of

                 (1)      such Redemption Date,

                 (2)      the Redemption Price,

                 (3) if the Securities of such series have different terms and less than all of the Securities of such series are to be redeemed, the terms of the Securities to be redeemed,

                 (4) whether the redemption is pursuant to a mandatory or optional sinking fund, or both, if such is the case, and

                 (5) if less than all the Securities of such series with identical terms are to be redeemed, the principal amount of such Securities to be redeemed.

In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere herein, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction.

SECTION 1103.    Selection by Trustee of Securities to Be Redeemed.

         If less than all the Securities of like tenor of any series are to be redeemed, the particular Securities to be redeemed shall be selected not less than nor more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of like tenor of such series not previously called for redemption, by lot or by such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of like tenor of that series or any integral multiple thereof of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series).

         The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

         For all purposes hereof, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1104.    Notice of Redemption.

         Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at each such Holder's address appearing in the Security Register.

         All notices of redemption shall state:

                 (1)      the Redemption Date,

                 (2)      the Redemption Price,

                 (3) if less than all the Outstanding Securities of like tenor of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

                 (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

                 (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price, and

                 (6) that the redemption is for a sinking fund, if such is the case.

         Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Trustee in the name and at the expense of the Company, unless the Company notifies the Trustee of its intention to give such notice directly to each Holder.

SECTION 1105.    Deposit of Redemption Price.

         On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in immediately available funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 1106.    Securities Payable on Redemption Date.

         Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 301, installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of
Section 307.

         If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

SECTION 1107.    Securities Redeemed in Part.

         Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment for such series (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered. To the extent a series of Securities represented by a Global Security is to be redeemed only in part, a notation of such redemption shall be made by the Trustee in the schedule of exchanges on the Global Security.

                                 ARTICLE TWELVE
                                 SINKING FUNDS

SECTION 1201.    Applicability of Article.

         The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 301 for Securities of such series.

         The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund payment." If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

SECTION 1202.    Satisfaction of Sinking Fund Payments with Securities.

         The Company (1) may deliver Outstanding Securities of like tenor of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of like tenor of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of like tenor of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. Such Securities shall be first applied to the sinking fund payment next due and any excess shall be applied to the following sinking fund payments in the order they are due.

SECTION 1203.    Redemption of Securities for Sinking Fund.

         Not less than 60 days prior to each sinking fund payment date for Securities of like tenor of a series, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of like tenor of that series pursuant to Section 1202 and, at the time of delivery of such Officers' Certificate, will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given. the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

                                ARTICLE THIRTEEN
                 REPURCHASE OF SECURITIES AT OPTION OF HOLDERS

SECTION 1301.    Applicability of Article.

         Securities of any series which are repurchasable before their Stated Maturity at the option of the Holders shall be repurchasable in accordance with their terms and (except as otherwise specified pursuant to Section 301 for Securities of any series) in accordance with this Article.

SECTION 1302.    Notice of Repurchase Date.

         Notice of any Repurchase Date with respect to Securities of any series shall, unless otherwise specified by the terms of such Securities, be given by the Company not less than 45 nor more than 60 days prior to such Repurchase Date to each Holder of Securities of such series subject to repurchase in accordance with Section 105.

         The notice as to Repurchase Date shall state:

                 (1)      the Repurchase Date;

                 (2)      the Repurchase Price;

                 (3) the place or places where such Securities are to be surrendered for payment of the Repurchase Price and the date by which such Securities must be so surrendered in order to be repurchased;

                 (4) a description of the procedure which a Holder must follow to exercise a repurchase right; and

                 (5) that exercise of the option to elect repurchase is irrevocable.

No failure of the Company to give the foregoing notice shall limit any Holder's right to exercise a repurchase right.

SECTION 1303.    Deposit of Repurchase Price.

         On or prior to the Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Repurchase Price of and (unless the Repurchase Date shall be an Interest Payment Date) accrued interest, if any, on all of the Securities of such series which are to be repurchased on that date.

SECTION 1304.    Securities Payable on Repurchase Date.

         The form of option to elect repurchase having been delivered as specified in the form of Security for such series as provided in Article Two, the Securities of such series so to be repurchased shall, on the Repurchase Date, become due and payable at the Repurchase Price applicable thereto and from and after such date (unless the Company shall default in the payment of the Repurchase Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for repurchase in accordance with said notice, such Security shall be paid by the Company at the Repurchase Price together with accrued interest to the Repurchase Date; provided, however, that installments of interest whose Stated Maturity is on or prior to such Repurchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular and Special Record Dates according to their terms and the provisions of Section 307.

         If any such Security shall not be paid upon surrender thereof for repurchase, the principal (and premium, if any) shall, until paid, bear interest from the Repurchase Date at the rate prescribed therefor in such Security.

SECTION 1305.    Securities Repurchased in Part.

         Any Security which by its terms may be repurchased in part at the option of the Holder and which is to be repurchased only in part shall be surrendered at any office or agency of the Company designated for that purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered. To the extent a series of Securities represented by a Global Security is to be repurchased in part only, a notation of such redemption shall be made by the Trustee in the schedule of exchanges on the Global Security.

                                ARTICLE FOURTEEN
                           CORPORATE OBLIGATION ONLY

SECTION 1401.    Indenture and Securities Solely Corporate Obligations.

         No recourse under or upon any obligation, covenant or agreement contained herein, any indenture supplement, or in any Security, because of any Indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future stockholder, employee, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, employees, officers or directors being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration of the issuance of the Securities.

                                     * * *

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.


                                     AMRESCO, INC.,
                                     as Issuer


                                     By:   /s/ ROBERT H. LUTZ, JR.
                                           ------------------------------------
                                           Robert H. Lutz, Jr.
                                           Chairman and Chief Executive Officer

Attest:

/s/ L. KEITH BLACKWELL
- -------------------------------------
Name: L. Keith Blackwell
      -------------------------------
Title: Secretary
       ------------------------------


                                     Comerica Bank,
                                     as Trustee

                                     By:   /s/ L. J. GUILLORY, III
                                           ------------------------------------
                                           Name: L. J. Guillory, III
                                                 ------------------------------
                                           Title: Assistant Vice President
                                                  -----------------------------

Attest:

/s/ SUSAN T. PAYNE
- -------------------------------------
Name: Susan T. Payne
      -------------------------------
Title: Vice President
       ------------------------------